UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 2009

UNIVERSAL CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	001-00652	54-0414210
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9201 Forest Hill Avenue, Richmond, Virginia	23235
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code

(804) 359-9311

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 8—Other Events

Item 8.01.	Other Events.

On November 5, 2009, Universal Corporation (the “Company”) issued a press release announcing that its Board of Directors approved a program for the repurchase of up to $150 million of the Company’s common stock (the “Repurchase Program”). The Company may conduct its purchases under the Repurchase Program in the open market, in privately negotiated transactions, and through purchases made in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. The Repurchase Program does not require the Company to acquire any specific number of shares and may be terminated at any time. The Company today is announcing that pursuant to the Repurchase Program, it intends to repurchase shares of its common stock in accordance with a plan under Rule 10b5-1. Rule 10b5-1 allows the Company to adopt a written, pre-arranged stock trading plan at a time when it is not in possession of material nonpublic information. Once a plan is established, the Company does not retain or exercise any discretion over purchases of shares of common stock under the plan and the pre-planned trades can be executed at later dates as set forth in the plan while avoiding concerns about whether the Company is in possession of material nonpublic information when the shares of common stock are sold.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2009

UNIVERSAL CORPORATION

By:	/S/ PRESTON D. WIGNER
Preston D. Wigner
Vice President, General Counsel, Secretary,
and Chief Compliance Officer